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                             Baker & Botts, L.L.P.
                                  The Warner
                        1299 Pennsylvania Avenue, N.W.
                          Washington, D.C. 20004-2400


                                                            EXHIBIT 8
                                                            ---------


                               February 11, 1998


TCI Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado 80111-3000

Gentlemen:

          Reference is made to the registration statement on Form S-3 (File No. 333-44745) (the "Registration Statement") filed by Tele-Communications, Inc., a Delaware corporation (the "Parent"), and TCI Communications, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively, the "Act") in connection with the proposed offering from time to time of: (i) debentures, notes, bonds or other evidences of indebtedness of the Company ("Debt Securities"), (ii) shares of the Series Preferred Stock, par value $.01 per share, of the Parent ("Series Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts if the Parent elects to issue fractional interests in shares of a series of Series Preferred Stock,
(iii) shares of the Parent's Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share, and (iv) any guarantees of the Parent with respect to Debt Securities.

          Reference is also made to the prospectus (the "Basic Prospectus") forming a part of the Registration Statement and to the prospectus supplement thereto included in the Registration Statement (the "Prospectus Supplement" and, together with the Basic Prospectus, the "Prospectus") relating to the offering of a series of the Company's senior Debt Securities designated as its "Medium-Term Notes, Series D" (the "Medium-Term Notes"). The Medium-Term Notes will be denominated in U.S. Dollars or, subject to the filing pursuant to Rule 424(b) under the Act of an additional supplement to the Prospectus (a "Multi-Currency Prospectus Supplement"), in one or more foreign currencies or currency units.

          In connection therewith, we have examined, among other things, the Registration Statement and the Prospectus, and we have conducted such research as we have deemed necessary
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TCI Communications, Inc.
February 11, 1998
Page 2


or appropriate for the purpose of this opinion. We are also familiar with the discussion in the Prospectus Supplement appearing under the caption "Certain United States Tax Considerations".

          Based on the foregoing, we are of the opinion that the summary in the Prospectus Supplement under the caption "Certain United States Tax Considerations" correctly describes the material United States federal income tax consequences of the ownership of Medium-Term Notes denominated in U.S. Dollars as of the date hereof.

          Except as stated above, we express no opinion with respect to any other matter including, without limitation, any additional tax consequences specific to the ownership of Medium-Term Notes denominated in one or more foreign currencies or currency units. We understand that any additional material United States federal income tax consequences that are specific to the ownership of Medium-Term Notes denominated in one or more foreign currencies or currency units will be summarized in a Multi-Currency Prospectus Supplement relating to such Medium-Term Notes. We are furnishing this opinion to you solely in connection with the offering, issuance and sale of the Medium-Term Notes in the manner described in the Prospectus Supplement and subject to your taking any other necessary actions in connection therewith including the filing with the SEC of one or more pricing supplements to the Prospectus, and this opinion is not to be relied upon, circulated, quoted, or otherwise referred to for any other purpose without our prior written consent.

          We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                    Very truly yours,

                                    /s/ Baker & Botts, L.L.P.

                                    BAKER & BOTTS, L.L.P.